Exhibit 99.1

FOR RELEASE:	Immediately

CONTACT:	Victor J. Galan	Joseph R. Sandoval
	Chairman and CEO	Executive Vice President & CFO
	(787) 766-8301	(787) 756-2802

WEBSITE:	www.rgonline.com

R&G FINANCIAL CORPORATION SUCCESSFULLY COMPLETES OFFERING OF
$125 MILLION OF TRUST PREFERRED SECURITIES TO
THE PUERTO RICO CONSERVATION TRUST FUND

San Juan, Puerto Rico, December 1, 2004. R&G Financial Corporation (“R&G Financial”) (NYSE: RGF), announced today the successful completion of its $125 million 6.62% Trust Preferred Securities ($25 liquidation preference) offering to the Puerto Rico Conservation Trust Fund, a Puerto Rico non-affiliated charitable trust. The Trust Preferred Securities, with a 30 year term and a 5.05% after tax cost, were issued by R&G Financial’s Delaware statutory trust, R&G Capital Trust VI, and were used by the Puerto Rico Conservation Trust Fund to back a concurrent offering to the public of secured notes. Aggregate net proceeds to R&G Financial were approximately $121.1 million after deducting the placement agent’s fees and other offering expenses.

Victor J. Galan, Chairman and Chief Executive Officer of R&G Financial, indicated: “We are pleased to have participated in the third sale ever of trust preferred securities in conjunction with the Puerto Rico Conservation Trust Fund (the “Conservation Trust”) following our offerings last year and earlier this year, supporting the Conservation Trust’s efforts to protect and enhance the natural resources and beauty of Puerto Rico. The offering provides R-G Financial additional capital to support our ongoing and future expansion. We continue to not just add value for R&G Financial, but for Puerto Rico as well.”

The Conservation Trust serves its purpose through the acquisition, active management and development of lands possessing great ecological, aesthetic or historical value in Puerto Rico.

R&G Financial, currently in its 32nd year of operations, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, investments, consumer finance and insurance through its wholly-owned subsidiaries: R-G Premier Bank of Puerto Rico, its Puerto Rico commercial bank with branches mostly located in the northeastern section of Puerto Rico, R-G Crown Bank, the Company’s Florida federal savings bank with branches in the Orlando and Tampa/St. Petersburg Florida markets, R&G Mortgage Corp., Puerto Rico’s second largest mortgage banker, Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, Continental Capital Corporation, R-G Crown’s New York and North Carolina based mortgage banking subsidiary, Home and Property Insurance Corporation, its Puerto Rico insurance agency, and R-G Investments Corporation, its Puerto Rico broker-dealer. As of September 30, 2004 the Company, with total assets of $9.2 billion, operated 32 bank branches in Puerto Rico, 15 bank branches in the Orlando and Tampa/St. Petersburg Florida markets, 5 mortgage and 6 commercial lending offices in the United States, and 55 mortgage offices throughout Puerto Rico, including 26 facilities located with R-G Premier’s branches.

     The press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the company conducts business, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, the Company wishes to advise readers that the factors listed above could affect the company’s financial performance and could cause the company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.